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                                                                    Exhibit 10.5
                             SEVERANCE PAY AGREEMENT
                           (TERMINATION WITHOUT CAUSE)


                  THIS AGREEMENT is made as of the 31st day of July 1998, between Diametrics Medical, Inc., a Minnesota corporation (the "Company") and ___________________ ("Employee").

                  WITNESSETH THAT:

                  WHEREAS, it is the purpose of this Agreement to specify the financial arrangements that the Company will provide to Employee upon Employee's separation from employment with the Company or one of its subsidiaries under the circumstances described herein; and

                  WHEREAS, this Agreement is adopted in the belief that it is in the best interests of the Company and its shareholders to provide stable conditions of employment for Employee, thereby minimizing personnel turnover and enhancing the Company's and its subsidiaries' ability to recruit highly qualified people.

                  NOW, THEREFORE, to assure the Company that it will have the continued dedication of Employee notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce Employee to remain in the employ of the Company or the subsidiary of the Company with which Employee is employed (the "Subsidiary"), and for other good and valuable consideration, the Company and Employee agree as follows:

                  1. Term of Agreement.

                  This Agreement shall be for a three-year term commencing on the date hereof and shall be automatically renewed for an additional three-year term thereafter unless canceled in writing by either party hereto at least 60 days prior to expiration of the initial or any renewal term.

                  2. Termination of Employment.

                  (i) The Company or the Subsidiary, as the case may be, shall at all times have the right to terminate Employee from employment at any time during the term of this Agreement with or without Cause by written notice to Employee. If the termination is for Cause, the notice shall specify the particulars of the conduct of Employee forming the basis for such termination, and Employee shall not be entitled to any payment pursuant to Section 4 for termination for Cause.

                  (ii) Employee's rights upon termination of employment after the expiration of the term of this Agreement shall be governed by the standard

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employment termination policy applicable to Employee in effect at the time of termination.

                  3. Definitions

                  "Cause" shall mean termination by the Company or the Subsidiary, as the case may be, of Employee's employment based upon (a) the willful and continued failure by Employee substantially to perform Employee's duties and obligations (other than any such failure resulting from Employee's incapacity due to physical or mental illness) or (b) the willful engaging by Employee in misconduct which is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that his action or omission was in the best interests of the Company and its subsidiaries.

                  4. Benefits Upon Termination Under Section 2(i)

                  Upon the termination of the employment of Employee pursuant to
Section 2(i) hereof without Cause, Employee shall be entitled to receive the benefits specified in this Section 4.

                  (a) The Company shall pay to Employee not later than one business day prior to the date that the termination of Employee's employment becomes effective.(i) the full base salary earned and other compensation (other than any bonus referred to in clause (ii) below) by Employee and unpaid through the date that such termination becomes effective, at the rate in effect at the time written notice of termination was given, (ii) any amount earned by Employee as a bonus with respect to the fiscal year of the Company preceding the termination of Employee's employment if such bonus has not theretofore been paid to Employee, (iii) an amount equal to a pro rata portion, based on number of days elapsed, of the bonus Employee would have earned for the year in which termination is effective, assuming for such purposes that the Company achieves targeted performance, and (iii) an amount representing vacation pay earned or accrued by Employee but not taken.

                  (b) The Company shall pay as severance pay to Employee, (i) for a period of twelve (12) months following the effective date of such termination, on the same terms in effect on such date and in accordance with the Company's then applicable payroll policies, Employee's full base salary then in effect plus a pro rata portion of the targeted bonus Employee would have earned for the year in which termination is effective, assuming for such purposes that the company and employee achieve targeted performance, or, at the option of the Employee, (ii) a lump-sum payment, paid no later than one business day prior to the date that the termination of Employee's employment becomes effective, of all amounts payable under 4b(i) above.

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Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise. The amount of any payment or benefit provided in this Section 4 shall not be reduced by any compensation earned by Employee as a result of any employment by another employer.

                  5. Successors; Binding Agreement; Assignment.

                  (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee's employment were terminated without Cause. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 5(i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (ii) This Agreement is personal to Employee and Employee may not assign or transfer any part of Employee's rights or duties hereunder, or any compensation due to Employee hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

                  6. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  8. Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment) shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by regular, certified or registered mail, return receipt requested, at the address of the other party, as follows:

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                     If to the Company, to:

                     Diametrics Medical, Inc.
                     2658 Patton Road
                     Roseville, MN 55113

                     If to Employee, to:





Either party hereto may change its address for purposes of this Section 8 by giving fifteen (15) days' prior notice to the other party hereto.

                  9. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  10. Headings. The headings in this Agreement are inserted for convenience or reference only and shall not be a part of or control or affect the meaning of this Agreement.

                  11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12. Governing Law/Arbitration. This Agreement has been executed and delivered in the State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance. Notwithstanding the foregoing, any dispute as to "Cause" shall be settled by final and binding arbitration by a sole arbitrator in accordance with rules of the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes in effect as of the date of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Minneapolis, Minnesota.

                  13. Entire Agreement. This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof; provided that, this Agreement shall not supersede or limit in any way Employee's rights under any benefit plan, program or arrangements in accordance with their terms.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by a duly authorized officer, and Employee has hereunto set his hand, all as of the date first written above.

                                       Diametrics Medical, Inc.



                                       By
                                         ---------------------------------
                                         Its
                                            ------------------------------


                                       Employee

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